Power of Attorney The undersigned hereby constitutes and appoints each of Teresa Wynn Roseborough, Jocelyn J. Hunter, Peter J. Mufiiz, Stephanie W. Bignon, Monica R. Casey, and Marianna M. Faircloth, for so long as each such person is employed by The Home Depot, Inc. (the "Company"), as the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, repmts on Form 3, Form 4 and Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder or on Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"); (2) do and perform any and all acts for and on behalf of the undersigned which such attorney-in-fact deems necessary or appropriate to complete and execute any such report, complete and execute any amendment or amendments thereto, and timely file such reports and amendments with the SEC and any stock exchange or similar authority, including completion and execution of any documents (e.g., Form ID) and discussion with third parties deemed necessary or appropriate to obtain codes and passwords enabling the undersigned to make such repmts; (3) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including any brokers, dealers, and trustees, and the undersigned hereby authorizes any such third party to release any such information to such attorney-in-fact; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including delegation of a third party to file the foregoing reports on the undersigned's behalf, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion . The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary or appropriate to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by vi1tue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under, Section 16 of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the above noted reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Print Name the undersigned has caused this Power of Attorney to be executed as 5.